UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 9, 2007, the Board of Directors of Applied Materials, Inc. (“Applied” or the “Company”) approved a plan (the “Plan”) to cease future development of beamline implant products for semiconductor manufacturing and close the operations of its Applied Implant Technologies group based in Horsham, England. Applied will continue to supply new and refurbished tools to meet customers’ capacity requirements. Comprehensive support for customers, including field support and spare parts, will be provided through the company’s Applied Global Services group. The determination was based on management’s assessment that the implant equipment business has moved increasingly towards commoditization and that projected financial performance does not warrant further expenditure in next-generation beamline implant products.

Under the Plan, the Company expects to wind down its research and development and manufacturing operations in Horsham to closure by the end of December 2007. Approximately 270 employees located primarily in Horsham will be affected by the closure and, as specified under UK law, the Company will undertake a consultation process before final employment decisions are made.

The total cost of implementing the Plan is expected to be in the range of $90 to $130 million, which will be reported in the Company’s consolidated statements of operations under cost of products sold and operating expenses (including asset impairment and restructuring charges). Costs are anticipated to be incurred over multiple quarters concluding in the first quarter of fiscal 2008.

As part of the total cost indicated above, Applied anticipates that it will record pre-tax restructuring and asset impairment charges in the range of $45 to $53 million over multiple fiscal quarters, consisting principally of lease termination/facilities-related charges and employee termination charges. Included in the restructuring charges are anticipated cash expenditures in the range of $38 to $43 million. Applied estimates that costs other than restructuring and asset impairment charges associated with the Plan will range between $45 and $77 million, consisting primarily of inventory-related and employee-related charges.

On February 13, 2007, the Company filed a press release announcing the Plan. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the expected charges and future cash expenditures under, and anticipated timing of, the Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: customer requirements; the results of lease negotiations; retention of key employees; changes in Applied’s business requirements; and other risks described in Applied’s SEC filings. Applied undertakes no obligation to revise or update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Applied Materials, Inc. dated February 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Date: February 13, 2007	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary